UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

March 23, 2005

Vicuron Pharmaceuticals Inc.

(Exact Name of Registrant As Specified in its Charter)

Delaware	000-31145	04-3278032
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

455 South Gulph Road, Suite 305, King of Prussia, PA 19406

(Address of Principal Executive Offices) (Zip Code)

(610) 205-2300

(Registrant’s telephone number, including area code)

not applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Our 2005 annual meeting of stockholders will be held on Friday, May 20, 2005 at 10:00 a.m. local time at The Villanova Conference Center, which is located at 601 County Line Road, Radnor, Pennsylvania 19087.

If you want us to consider a proposal or nomination for our 2005 annual meeting of stockholders, then, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, and to our bylaws, as amended, you must deliver a copy of your proposal to our Secretary at our principal executive offices at 455 South Gulph Road, Suite 305, King of Prussia, Pennsylvania 19406 no later than April 8, 2005. A stockholder wishing to make a proposal or nomination for a director for the 2005 annual meeting of stockholders must notify us not later than the close of business on April 8, 2005. If we do not receive your proposal or nomination within the specified timeframe, you will not be permitted to raise your proposal or nomination at the annual meeting. Stockholders are advised to review our bylaws, which contain several additional requirements regarding the submission of stockholder proposals and director nominations. Proposals or nominations that are not fully compliant may not be presented.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICURON PHARMACEUTICALS INC.
(Registrant)

Date: March 23, 2005	By:	/s/ George F. Horner III
George F. Horner III
President and Chief Executive Officer